ASSET SECURITIZATION CORPORATION,
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-D3

               FIRST AMENDMENT TO POOLING AND SERVICING AGREEMENT

     FIRST AMENDMENT, dated as of January 1, 1997 (this "First Amendment"), by and among Asset Securitization Corporation, as depositor (the "Depositor"), AMRESCO Management, Inc., as servicer (the "Servicer") CRIIMI MAE Services Limited Partnership, as special servicer (the "Special Servicer"), LaSalle National Bank, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent") to the Existing Agreement referred to below.

                                    RECITALS

     WHEREAS, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent are parties to a Pooling and Servicing Agreement, as amended, dated as of October 1, 1996 (the "Existing Agreement"); and

     WHEREAS, the Depositor has requested that the Existing Agreement be amended as set forth herein to permit P&I Advances to be made to the most Subordinate Class of Certificates unless the delinquent Mortgage Loan has, at any time, been delinquent for a period extending to the Due Date following such Delinquency, and the Servicer, the Special Servicer, the Trustee and the Fiscal Agent are willing to so amend the Existing Agreement;

     WHEREAS, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent agree that the amendment set forth herein is for the purpose of correcting a provision in the Existing Agreement that is defective;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent agree as follows:

     SECTION 1. Article IV of the Existing Agreement is hereby amended by adding a new sentence beginning immediately after the first sentence of Section 4.06(d) which reads as follows:

               "However, the Servicer shall not reimburse itself and there shall be no Subordinate Class Advance Amount with respect to a Mortgage Loan, unless the Mortgage Loan has, at any time, been delinquent for a period extending to the Due Date following such Delinquency."

     SECTION 2. Limited Effect. Except as expressly amended and modified by this First Amendment, the Existing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

     SECTION 3. Definitions In Existing Agreement. Unless otherwise defined in this First Amendment, capitalized terms used herein shall have the respective meanings ascribed to such terms in the Existing Agreement.

     SECTION 4. Counterparts. This First Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

     SECTION 5. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  (SIGNATURES COMMENCE ON THE FOLLOWING PAGE)

     IN WITNESS WHEREOF, the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.


LASALLE NATIONAL BANK,                       ASSET SECURITIZATION CORPORATION,
  as Trustee, Custodian, Certificate           as Depositor
  Registrar and Paying Agent


By: /s/ Russell Goldenberg                  By: /s/ Marlyn A. Marincas
   -------------------------                    -------------------------
   Name:  Russell Goldenberg                   Name:  Marlyn A. Marincas
   Title:                                      Title: Vice President


ABN AMRO BANK N.V.,                          AMRESCO MANAGEMENT, INC.,
as Fiscal Agent                                as Servicer


By: /s/ Robert C. Smolka                     By: /s/ Daniel B. Kirby
    --------------------------                   -------------------------
   Name: Robert C. Smolka                      Name:  Daniel B. Kirby
   Title: Group Vice President                 Title: Senior Vice President



By: /s/Mary C. Casey                         By: /s/ John W. Benson
    --------------------------                   -------------------------
    Name:  Mary C. Casey                        Name:  John W. Benson
    Title:  Vice President                      Title: Assistant Secretary


                                             CRIIMI MAE SERVICES LIMITED
                                             PARTNERSHIP,
                                               as Special Servicer


                                             By: /s/ H. William Willoughby
                                                 ---------------------------
                                                Name:  H. William Willoughby
                                                Title: President


                                             By: /s/ Brian L. Hanson
                                                 ----------------------------
                                                Name:  Brian L. Hanson
                                                Title: Group Vice President